				MONTHLY OPERATING REPORTS
				COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
ASSETS	07/30/02			10/31/02	11/30/02	12/31/02	01/31/03	02/28/03	03/31/03
	(A)
CURRENT ASSETS
Cash	1,183,744			2,565,788	2,535,678	2,372,842	2,261,716	2,123,627	2,200,610
Accounts Receivable, Net (Sched. A)	7,281,816			5,839,231	6,011,161	6,078,022	6,177,675	6,238,394	6,246,857
Inventory, At Lower Of Cost Or Market	2,821,171			2,814,909	2,745,078	2,745,078	2,741,418	2,732,910	2,677,484
Prepaid Expenses	2,805,143			2,038,302	1,919,301	1,869,049	1,814,165	1,774,706	1,774,105
Collateral held by credit card processors	10,685,625			2,732,765	1,097,635	1,414,034	1,253,764	1,168,869	1,163,787

Total Current Assets	24,777,499			15,990,995	14,308,853	14,479,025	14,248,738	14,038,506	14,062,843

PROPERTY, PLANT & EQUIPMENT (Sched. B)	19,805,001			17,546,584	17,354,984	17,324,848	17,203,257	14,642,837	13,012,175
Less Accumulated Depreciation	12,184,735			10,912,535	10,786,894	10,781,206	10,749,191	9,084,418	8,105,481

Net Property	7,620,266			6,634,049	6,568,090	6,543,642	6,454,066	5,558,419	4,906,694

OTHER ASSETS (Describe)	0			0	0
Deferred debt issuance costs - warrants	686,638			686,638	686,638	686,638	686,638	686,638	686,638
Leased aircraft deposits	3,598,000			3,598,000	3,598,000	3,598,000	3,598,000	3,598,000	3,598,000
Security deposits	630,580			630,580	630,580	630,580	630,580	630,580	630,580
Other - Attachment 1	1,443,356			575,847	575,847	562,555	562,555	66,935	66,935
Total Other Assets	6,358,574			5,491,065	5,491,065	5,477,773	5,477,773	4,982,153	4,982,153

TOTAL ASSETS	38,756,339			28,116,109	26,368,008	26,500,440	26,180,577	24,579,078	23,951,690
[Note explanations on page 2]

I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING OPERATING REPORTS, CONSISTING OF ___ PAGES ARE TRUE AND CORRECT.

Date submitted___________________Signed________________________

Vivian C. Stewart, Controller

(Printed name of signatory)

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
LIABILITIES & STOCKHOLDERS' EQUITY	07/30/02			10/31/02	11/30/02	12/31/02	01/31/03	02/28/03	03/31/03
	(A)
LIABILITIES
Post Petition Liabilities (Sched. C)				1,000,475	935,240	827,692	847,668	866,701	922,383

Pre Petition Liabilities
Notes Payable - Secured	7,735,867			7,735,867	7,735,867	7,735,867	7,735,867	7,735,867	7,684,237
Priority Debt	23,194,906			16,312,800	15,091,622	14,411,535	13,998,088	13,897,320	13,860,689
Unsecured Debt	65,313,623			65,342,072	65,369,624	66,621,482	67,039,956	66,593,608	66,581,406
Other	0			0	0

Total Pre Petition Liabilities	96,244,396			89,390,739	88,197,111	88,768,883	88,773,911	88,226,795	88,126,332

Total Liabilities	96,244,396			90,391,214	89,132,351	89,596,575	89,621,579	89,093,496	89,048,715

STOCKHOLDERS' EQUITY
Preferred Stock	590			590	590	590	590	590	590
Common Stock	43,099			43,099	43,099	43,099	43,099	43,099	43,099
Paid-In Capital	105,517,030			105,517,030	105,517,030	105,517,030	105,517,030	105,517,030	105,517,030
Retained Earnings
Through Filing Date	(163,048,776)			(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)
Post Filing Date	0			(4,787,048)	(5,276,286)	(5,608,078)	(5,952,945)	(7,026,361)	(7,608,968)

Total Stockholders' Equity	(57,488,057)			(62,275,105)	(62,764,343)	(63,096,135)	(63,441,002)	(64,514,418)	(65,097,025)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	38,756,339			28,116,109	26,368,008	26,500,440	26,180,577	24,579,078	23,951,690

(A) 7/30/02 balances have been revised to replace estimates with actuals as they become known.

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
			10/31/02	11/30/02	12/31/02	01/31/03	02/28/03	03/31/03	03/31/03

GROSS SALES (INCOME)			10,202	8,228	5,333	3,063	3,989	2,440	33,255

COST OF GOODS SOLD
Materials			0	0			0	0	0
Labor - Direct			0	0			0	0	0
Manufacturing Overhead			0	0			0	0	0

Total Cost of Goods Sold			0	0	0	0	0	0	0

GROSS PROFIT			10,202	8,228	5,333	3,063	3,989	2,440	33,255

OPERATING EXPENSES
Selling and Marketing			0					0	0
Executive & Mgmt. Salaries			60,556	32,067	35,163	33,008	26,552	25,591	212,936
Office & Other Salaries			10,581	8,763	6,869	5,738	2,824	2,966	37,742
Rent (B)			27,211	14,701	14,701	14,701	14,701	14,701	100,716
Chargeback Fees and Write-offs - Attachment 2			259,773	171,698	85,728	49,430	17,433	12,386	596,449
Other - Attachment 2			161,715	135,521	97,208	82,753	65,264	(53,514)	488,948

Total Operating Expenses			519,837	362,750	239,670	185,631	126,774	2,130	1,436,791

OTHER EXPENSES
Quarterly Fees			1,250	1,250	1,250	1,250	1,250	1,250	7,500
Depreciation								0	0
Loss on Disposition of Assets - Attachment 3			107,497	18,064	13,782	62,841	838,705	401,106	1,441,996
Interest				6,817				0	6,817
Attorney's Fees			71,615	108,585	82,423	98,208	110,675	180,561	652,067
Other Professional Fees								0	0

Total Other Expenses			180,362	134,716	97,455	162,300	950,630	582,917	2,108,380

Total Expenses			700,199	497,466	337,125	347,931	1,077,404	585,047	3,545,171

NET INCOME (LOSS)			(689,997)	(489,238)	(331,792)	(344,867)	(1,073,416)	(582,607)	(3,511,916)

(B) The Debtor is currently analyzing its rent obligations and believes that some portion of the rent listed herein is not owing or entitled to administrative priority. The Debtor is reporting rent herein on a worst-case basis, and nothing herein shall be deemed an admission with respect to rent owing by the Debtor. The Debtor reserves the right to object to claims for rent and reserves all arguments including , but not limited to, any argument that the rent listed herein is not owing or is not entitled to administrative priority.

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
			10/31/02	11/30/02	12/31/02	01/31/03	02/28/03	03/31/03	03/31/03
CASH DIFFERENCE
Current Ending Cash Balance			2,565,788	2,535,678	2,372,842	2,261,716	2,123,627	2,200,610	2,200,610
Less Ending Prior Month Balance			2,902,019	2,565,788	2,535,678	2,372,842	2,261,716	2,123,627	2,902,019

NET CASH INCREASE(DECREASE)			(336,231)	(30,110)	(162,836)	(111,126)	(138,089)	76,983	(701,409)

SOURCES OF CASH
Income (Loss) From Operations			(689,997)	(489,238)	(331,792)	(344,867)	(1,073,416)	(582,607)	(3,511,916)
Add: Non-cash items (Depr. & Amort.)			0	0	0	0	0	0	0

Cash Generated From Operations			(689,997)	(489,238)	(331,792)	(344,867)	(1,073,416)	(582,607)	(3,511,916)

Add: Decrease in Assets
Accounts Receivable			0	0	0	0	0	0	0
Inventory			6,262	69,831	0	3,660	8,508	55,426	143,687
Prepaid Expenses			161,292	119,001	50,252	54,884	39,459	601	425,489
Property, Plant & Equipment			40,543	65,959	24,448	89,576	895,647	651,725	1,767,898
Other Current Assets			2,738,843	1,635,129	0	160,270	84,895	5,082	4,624,219
Other Assets			141,059	0	13,292	0	495,620	0	649,971

Increase in Liabilities:
Post Petition Liabilities			0	0	0	19,976	19,033	55,682	94,691
Pre Petition Liabilities			0	0	571,772	5,028	0	0	576,800

TOTAL SOURCES OF CASH			2,398,003	1,400,682	327,972	(11,473)	469,746	185,909	4,770,839

USE OF CASH
Subtract: Increase in Assets
Accounts Receivable			331,413	171,930	66,861	99,653	60,719	8,463	739,039
Inventory			0	0	0	0	0	0	0
Prepaid Expenses			0	0	0	0	0	0	0
Property, Plant & Equipment			0	0	0	0	0	0	0
Other Current Assets			0	0	316,399	0	0	0	316,399
Other Assets			0	0	0	0	0	0	0

Decrease in Liabilities:
Post Petition Liabilities			211,924	65,235	107,548	0	0	0	384,707
Pre Petition Liabilities			2,190,897	1,193,628	0	0	547,116	100,463	4,032,104

TOTAL USE OF CASH			2,734,234	1,430,793	490,808	99,653	607,835	108,926	5,472,249

NET CASH INCREASE (DECREASE)			(336,231)	(30,111)	(162,836)	(111,126)	(138,089)	76,983	(701,410)

	SCHEDULE OF ACCOUNTS RECEIVABLE AGING				SCHEDULE A

	TOTAL
	ACCOUNTS	0-30	31-60	61-90	91-120	OVER 120
	RECEIVABLE	DAYS	DAYS	DAYS	DAYS	DAYS

Date of Filing:_7/29/02________	7,280,871	3,446,898	58,320	335,262	35,345	3,405,046
% of Total	100%	47.34%	0.80%	4.60%	0.49%	46.77%
		.
Month:__9/30/02_______________	5,506,873	$ 363,716	$ 88,531	$ 1,309,041	$ 45,466	$ 3,700,119
% of Total	100%	6.60%	1.61%	23.77%	0.83%	67.19%

Month:__10/31/02_______________	5,838,286	358,271	363,716	88,531	1,291,589	3,736,179
% of Total	100%	6.14%	6.23%	1.52%	22.12%	63.99%

Month:_11/30/02________________	6,010,216	183,078	358,271	363,716	88,531	5,016,620
% of Total	100%	3.05%	5.96%	6.05%	1.47%	83.47%

Month:__12/31/02_______________	6,078,022	80,347	183,078	358,271	363,716	5,092,610
% of Total	100%	1.32%	3.01%	5.89%	5.98%	83.79%

Month:___01/31/03______________	6,177,675	130,610	80,347	181,278	341,732	5,443,708
% of Total	100%	2.11%	1.30%	2.93%	5.53%	88.12%

Month:___02/28/03______________	6,238,394	134,197	118,043	45,622	174,239	5,766,293
% of Total	100%	2.15%	1.89%	0.73%	2.79%	92.43%

Month:___03/31/03_____________	6,246,857	52,257	104,500	114,350	41,686	5,934,064
% of Total	100%	0.84%	1.67%	1.83%	0.67%	94.99%

		SCHEDULE OF FIXED ASSETS			SCHEDULE B

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
			10/31/02	11/30/02	12/31/02	01/31/03	02/28/03	03/31/03

FIXED ASSETS - Net Book Values:
Rotables			2,917,885	2,883,140	2,883,140	2,881,358	2,770,480	2,622,441
Office Equipment			2,175,699	2,150,756	2,126,639	2,113,767	1,402,327	1,338,760
Aircraft Improvements			-	-	-	-	-	-
Ground Equipment			806,159	806,159	806,159	805,117	805,117	517,995
Tools and Caliberated Tools			344,806	344,806	344,806	271,127	271,127	268,984
Leasehold Improvments			43,098	43,098	43,098	43,098	-	-
Vehicles			179,457	179,457	179,457	179,457	179,457	30,486
Furniture and Fixtures			166,944	160,674	160,344	160,141	129,910	128,028
Other_________________

TOTAL FIXED ASSETS - Net Book Value			6,634,049	6,568,090	6,543,642	6,454,066	5,558,419	4,906,694

		SCHEDULE OF POST PETITION DEBT			SCHEDULE C

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
			10/31/02	11/30/02	12/31/02	01/31/03	02/28/03	03/31/03

TRADE ACCOUNTS PAYABLE			387,817	379,324	354,317	356,593	341,830	299,521

TAXES PAYABLE:
Federal Payroll Taxes
State Payroll Taxes
State Sales Taxes
Local Payroll Taxes
Real Estate & Pers. Prop. Taxes
Franchise Taxes			15,000	20,000	25,000	25,000	25,000	25,000

TOTAL TAXES PAYABLE			15,000	20,000	25,000	25,000	25,000	25,000

OTHER LIABILITIES:
Post Petition Secured Debt
Accrued Interest Payable
Other Accrued Liabilities			211,060	201,895	198,934	198,900	208,727	204,412
Payroll			9,881	10,105	14,148	16,664	14,542	13,490
Accrued Attorney's Fees			158,843	198,266	208,718	240,036	272,603	378,960
Accrued Chargeback Processing Fees			217,875	125,650	26,575	10,475	4,000	1,000

TOTAL OTHER LIABILITIES			597,658	535,916	448,375	466,076	499,872	597,862

TOTAL POST PETITION DEBT			1,000,475	935,240	827,692	847,668	866,701	922,383

Other Assets - Attachment 1
		7/31/2002			10/31/02	11/30/02	12/31/02	1/31/03	2/28/03	3/31/03
		Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount
	Deferred Debt Costs
	1420-0-04-000
IAC		66,934.65			66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65

	Other Assets - LOC
	1890-0-01-000
Denver	PaineWebber Inc.	495,620.00			495,620.00	495,620.00	495,620.00	495,620.00	0.00	0.00
Pittsburgh	PaineWebber Inc.	69,904.00			13,291.92	13,291.92	0.00	0.00	0.00	0.00
Delta	PaineWebber Inc.	70,000.00			0.00	0.00	0.00	0.00	0.00	0.00

	New Aircraft Finders Fee
	1890-0-02-000
Seabury	MD-80s	645,909.68			0.00	0.00	0.00	0.00	0.00	0.00
Seabury	737s	94,987.48			0.00	0.00	0.00	0.00	0.00	0.00
				(1)	(1)

	Totals:	1,443,355.81			575,846.57	575,846.57	562,554.65	562,554.65	66,934.65	66,934.65

					Attachment 2

		Oct 02	Nov 02	Dec 02	Jan 03	Feb 03	Mar 03
Chargeback Fees and Write-offs
Processing fees for credit card chargebacks	(2)	$ 217,875	$ 125,650	$ 50,930	$ 15,475	$ 4,000	$ (925)
Chargeback write-offs	(1)	41,898	46,048	34,798	33,955	13,433	13,311
		$ 259,773	$ 171,698	$ 85,728	$ 49,430	$ 17,433	$ 12,386

Other operating expenses
Insurance/General	(3)	$ 38,293	$ 35,901	$ 35,474	$ 33,881	$ 35,762	$ 4,714
Payroll taxes		3,397	2,377	2,423	4,131	2,434	2,174
Other		4,356	5,685	2,712	279	1,164	2,056
Ad-hoc labor		7,912	9,847	5,063	4,573	2,505	1,713
ADP (payroll processing fees)		1,303	648	1,037	801	6,062	523
Freight		2,612	3,157	1,422	1,088	809	183
Copier/fax rentals		104	104	104	104	104	104
Office supplies		-	53	-	-	-	43
Prepetition adjustments		-	-	-	6,808	(505)	(6,096)
Phone/data lines	(4)	34,156	29,637	6,256	5,255	5,167	(58,928)
Revenue acctg fees		25,000	25,000	25,000	25,000	10,000	-
Insurance broker fees		12,500	-	-	-	-	-
Sabre hosting fees		10,000	-	-	-	-	-
Utilities		5,505	3,227	-	-	-	-
Employee T&E		5,137	779	571	-	927	-
Property/Franchise taxes		5,000	5,000	5,000	-	-	-
Board of Director fees		3,333	4,167	1,389	833	833	-
Aircraft hull insurance		3,107	-	-	-	-	-
Email service provider		-	481	232	-	-	-
LOC legal fees		-	-	10,525	-	-	-
Newspaper notices to creditors		-	9,457	-	-	-	-

		$ 161,715	$ 135,521	$ 97,208	$ 82,753	$ 65,264	$ (53,514)

(1) Chargebacks arising from reasons other than cessation of operations where passenger already flew and Vanguard does not have a valid defense per credit card processors' rules.
(2) Credit card chargeback processing fees were over accrued in February, resulting in a credit for March.
(3) Insurance expense from February 2003 to March 2003 is lower due to the expiration and non-renewal of the D&O policy.
(4) Phone/data lines expense adjusted in March 2003 for credits from Sprint for previous months.

							Attachment 3

			Oct 02	Nov 02	Dec 02	Jan 03	Feb 03	Mar 03

Loss on disposition of assets
	Sales of assets
	Net cash proceeds		$ 23,754	$ 117,726	$ 10,666	$ 30,395	$ 65,447	$ 135,150
	Debt forgiveness		-	-	-	-	-	62,100	(2)
	Net proceeds		23,754	117,726	10,666	30,395	65,447	197,250
	Net book value		34,835	135,790	34,651	19,558	155,718	260,052
	(Gain)/Loss on sale		11,081	18,064	23,985	(10,837)	90,271	62,802

	Assets returned to secured creditors
	Debt amount per Vanguard's records		-	-	-	-	-	108,797	(3)
	Net book value		-	-	-	-	-	124,103
	(Gain)/Loss on return		-	-	-	-	-	15,306

	Adjust perpetual inventory to reflect actual quantities on hand		-	-	-	73,678	-	175,423

	Write-off of BER parts	(1)	-	-	-	-	-	147,575

	Write-off unmarketable intangible assets		-	-	-	-	705,336	-

	Write-off aircraft improvements on rejected leased aircraft		11,968	-	-	-	-	-

	Write-off aircraft finders fees on rejected leased aircraft		84,448	-	-	-	-	-

	Write-off leasehold improvements related to rejected leased facilities		-	-	-	-	43,098	-

			$ 107,497	$ 18,064	$ 23,985	$ 62,841	$ 838,705	$ 401,106

(1)	As approved in Order Granting Motion For An Order Authorizing The Debtor To Abandon Property Of The Estate That Is Beyond Economic Repair dated March 26, 2003.
(2)	As approved in Order Granting Authority To Sell A Certain Ace Model 600180DDP Air Start Unit Pursuant to 11 U.S.C. 363 (b) dated March 7, 2003.
(3)	As approved in Order to allow Ford Motor Credit Company to foreclose on its collateral without further notice to Debtor dated March 7, 2003.